UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 13, 2015

Date of Report (Date of earliest event reported)

QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-19528	95-3685934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 587-1121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	– OTHER EVENTS

On May 13, 2015, QUALCOMM Incorporated (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the Representatives), on behalf of the several Underwriters listed in Schedule I thereto (the Underwriters) pursuant to which the Company agreed to issue and sell to the Underwriters $250,000,000 in aggregate principal amount of the Company’s Floating Rate Notes due 2018, $250,000,000 in aggregate principal amount of the Company’s Floating Rate Notes due 2020, $1,250,000,000 in aggregate principal amount of the Company’s 1.400% Notes due 2018, $1,750,000,000 in aggregate principal amount of the Company’s 2.250% Notes due 2020, $2,000,000,000 in aggregate principal amount of the Company’s 3.000% Notes due 2022, $2,000,000,000 in aggregate principal amount of the Company’s 3.450% Notes due 2025, $1,000,000,000 in aggregate principal amount of the Company’s 4.650% Notes due 2035 and $1,500,000,000 in aggregate principal amount of the Company’s 4.800% Notes due 2045 in a registered public offering (the Offering). The Offering was pursuant to the Company’s shelf registration statement on Form S-3 (Registration File No. 333-203935), filed with the Securities and Exchange Commission on May 7, 2015 (the Registration Statement). For a complete description of the terms and conditions of the Underwriting Agreement, please refer to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

This Current Report on Form 8-K and the exhibits thereto are incorporated by reference into the Registration Statement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 13, 2015, among QUALCOMM Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

By:	/s/ George S. Davis
George S. Davis
Executive Vice President and Chief Financial Officer

Date: May 14, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 13, 2015, among QUALCOMM Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

3